UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2013

HUDSON VALLEY HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	001-34453	13-3148745
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 Scarsdale Road, Yonkers, New York		10707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 961-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

Hudson Valley Holding Corp. (the “Company”) held its Annual Meeting of Shareholders on May 9, 2013 at which meeting the shareholders (1) elected nine directors, (2) approved on an advisory basis the compensation of our named executive officers, and (3) ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The following proposals were submitted by the Board of Directors to a vote of shareholders and the final result of the voting on each proposal is noted below.

Proposal 1: Election of Directors

			Broker
Directors	Votes For	Votes Withheld	Non-Votes
James J. Landy	15,082,332	697,672	2,179,587

Stephen R. Brown	15,083,687	696,317	2,179,587

John P. Cahill	15,125,549	654,455	2,179,587

Mary-Jane Foster	15,127,877	652,127	2,179,587

Gregory F. Holcombe	15,109,674	670,330	2,179,587

Adam W. Ifshin	14,291,232	1,488,772	2,179,587

Joseph A. Schenk	15,119,413	660,591	2,179,587

Craig S. Thompson	14,295,158	1,484,846	2,179,587

William E. Whiston	15,123,985	656,019	2,179,587

Proposal 2: The non-binding advisory vote on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,209,936	242,553	327,515	2,179,587

Proposal 3: The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,900,730	57,993	868	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON VALLEY HOLDING CORP.

May 14, 2013	By:	Stephen R. Brown

Name: Stephen R. Brown
Title: President & Chief Executive Officer